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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 25, 2002 with respect to the consolidated financial statements of The Coca-Cola Company for the year ended December 31, 2001 included in this Form 8-K filed March 7, 2002.

We also consent to the incorporation by reference in the registration statements and related prospectuses of The Coca-Cola Company listed below of our report dated January 25, 2002 with respect to the consolidated financial statements of The Coca-Cola Company included in this Form 8-K filed March 7, 2002 for the year ended December 31, 2001.

1.       Registration Statement Number 2-88085 on Form S-8
2.       Registration Statement Number 33-21529 on Form S-8
3.       Registration Statement Number 33-39840 on Form S-8
4.       Registration Statement Number 333-78763 on Form S-8
5.       Registration Statement Number 2-58584 on Form S-8
6.       Registration Statement Number 33-26251 on Form S-8
7.       Registration Statement Number 2-79973 on Form S-3
8.       Registration Statement Number 2-98787 on Form S-3
9.       Registration Statement Number 33-21530 on Form S-3
10.      Registration Statement Number 33-45763 on Form S-3
11.      Registration Statement Number 33-50743 on Form S-3
12.      Registration Statement Number 33-61531 on Form S-3
13.      Registration Statement Number 333-27607 on Form S-8
14.      Registration Statement Number 333-35298 on Form S-8
15.      Registration Statement Number 333-59936 on Form S-3
16.      Registration Statement Number 333-59938 on Form S-3
17.      Registration Statement Number 333-83270 on Form S-8
18.      Registration Statement Number 333-83290 on Form S-8



                                       ERNST & YOUNG LLP


Atlanta, Georgia
March 4, 2002